Exhibit 10.5

CUSTODY AGREEMENT

This Agreement is effective January 2, 2014, by and between Integrity Capital Income Fund, Inc., of 13540 Meadowgrass Drive, Suite 100, Colorado Springs, Colorado 80921 (hereinafter referred to as the "Principal") and Integrity Bank & Trust, Inc., a commercial bank incorporated under the laws of the State of Colorado having its principal place of business at 1275 Village Ridge Point, Monument, Colorado 80132 (hereinafter referred to as the "Agent").

The Principal hereby appoints the Agent to serve as custodial agent with respect to the property described herein and the Agent accepts such appointment, all in accordance with the provisions mutually agreed to and stipulated as follows:

1.            Property Subject to Agreement.  The Principal shall deliver, or cause to be delivered, to the Agent certain property, which shall constitute the initial contribution of property subject to the provisions of this Agreement.  The Principal reserves the right to deliver to the Agent from time-to-time, additional property, subject to acceptance of such additional property by the Agent.  The property originally delivered to the Agent, and earnings there from, together with any additional property delivered to the Agent, and earnings there from, shall constitute the "Custodial Property."

2.            Transfer and Registration of Custodial Property.  The Principal agrees to provide all necessary endorsements and documents to enable the Agent to transfer and register the Custodial Assets in the name of the Agent, or a nominee of the Agent, for the benefit of the Principal.

3.            Powers and Duties of the Agent.
a)	The Agent shall receive, safe keep, and protect all of the Custodial Property delivered to and accepted by the Agent.

b)
The Agent shall register all securities that constitute the Custodial Property in the name of the Agent, or a nominee of the Agent, for the benefit of the Principal.  All certificated securities shall be held for safekeeping in the vault of the Agent or deposited with a third party safekeeping custodian.  Non-certificated securities shall be registered in book entry form with the direct issuer of the securities or an agent of the issuer.

c)	The Agent shall use reasonable diligence to collect the income, earnings, and corpus payable with respect to the Custodial Property.

d)
The Agent shall present for payment all securities that have been called, redeemed, retired or otherwise become payable, and endorse for collection on behalf of the Principal all checks, drafts, or other negotiable or transferable instruments.

e)	The Agent shall temporarily invest each day in an approved money market account or fund all available cash balances that constitute a portion of the Custodial Property.

f)
The Agent shall have no discretionary investment authority under this Agreement; however, the Agent shall execute in a commercially-reasonable period of time all purchase, sale or exchange transactions that have been directed by the Principal, but only after receiving authorization from the Principal, in accordance with Subparagraph 4(a) below.  The Agent shall be specifically authorized to purchase and retain any deposits or other securities issued by the Agent or any affiliate of the Agent upon receiving written direction from the Principal.

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g)
In executing any brokered transactions the Agent shall use a brokerage firm selected by the Agent.  The Agent or any affiliate shall not receive any brokerage commission for executing any transaction; however, the Agent may at its discretion, assess a specified service fee for executing directed transactions.  Purchases will be entered by the Custodian provided the Principal has made available such funds as are required to settle such purchases.  Sale orders will be entered by Custodian provided Principal has placed such securities in deliverable form in the custody of the Custodian.

h)	The Agent shall make payments from the Custodial Property at the direction of the Principal, in accordance with Subparagraph 4(b) below.

i)	The Agent shall prepare and provide accounting statements for the Custodial Property following each calendar quarter and annual accounting period.

j)
The Agent shall, with reasonable diligence, exercise any and all voting rights, proxies, options, redemption rights, tender offers, warrants, or similar elections for which the Agent receives actual or written notice; however, the Principal reserves the right to direct the Agent in writing regarding the exercise of such rights.

k)	Except as otherwise stated herein, the Agent shall be entitled to exercise all of the powers conferred by the Colorado Uniform Trust Code, C.R.S. 15-1.5-101.

4.            Powers and Duties of the Principal.
a)
The Principal shall assume and retain full responsibility for directing the Agent with respect to the purchase, sale, exchange, or retention of investment securities.  Such directions may be given either verbally, email or in writing but all verbal directions must be confirmed by email or writing.

b)
The Principal, either jointly or individually, reserves the right to withdraw any and all cash or securities from the Custodial Property by providing written, email or verbal directions to the Agent; however, any verbal directions must be confirmed by email or in writing.

c)
The Principal shall be responsible for the payment of all taxes, expenses, commissions, charges, and fees incurred with respect to the Custodial Property or by the Agent in exercising its duties hereunder.

5.            Fiduciary Relationship and Indemnification of the Agent.  The Agent is acting in a fiduciary capacity under the terms of this agreement.  All income, gains and losses shall be attributable to the property of the Principal.  In addition, the Principal agrees to indemnify the Agent for any damages or claims resulting from the making, retention, or disposition of any investment by the Agent in accordance with the provisions of this Agreement.  Principal agrees to reimburse, indemnify and hold harmless Agent from and against any and all liability, loss, claim, damage or expense (except for negligence or fraud on the part of the Agent) resulting from the exercise by Agent of any authority, express or implied, granted to it hereunder, or from the claims of third parties, or from any taxes or other governmental charges, and any expenses related thereto, which may be imposed or assessed in respect to this Agreement or any part thereof.

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6.            Securities Held as Custodial Property Not Guaranteed.  The Principal acknowledges that the securities purchased for and held as Custodial Property are neither insured nor guaranteed by the Agent.

7.            Compensation of the Agent.  As compensation for the Agent's services hereunder Principal agrees to pay an annual fee of 0.15% of the Custodial Property.  The Agent will invoice Principal on a quarterly basis for the pro-rata portion of the annual amount, calculated as of the last business day of each calendar quarter.

8.            Amendment of the Agreement.  The terms of this Agreement may be amended only by the mutual consent of the Principal and Agent and evidenced by a written amendment to this Agreement.

9.            Termination of the Agreement.  Either party may terminate this Agreement by providing to the other party a written notice of intent to terminate at least thirty (30) days prior to the termination date.  The Agent shall be entitled to a commercially-reasonable period of time following the termination date in which to conclude its services as Agent and transfer the Custodial Property to the Principal.

10.            Successor Agent.  Any corporation into which Integrity Bank & Trust shall be merged or with which it shall be consolidated, or any corporation to which all or substantially all of its fiduciary services business shall be transferred, shall be the successor to Integrity Bank & Trust, as Agent hereunder, without the execution or filing of any instruments or the performance of any further act and shall have the same powers, duties, authority and discretion as though originally named in this document.

11.            Agent Not Legal Counsel for Principal.  The Agent has provided this document as a party to the Agreement, but not as legal counsel for the Principal.  The Principal is strongly advised to confer with its own legal counsel regarding the provisions of this Agency Agreement.

12.            SEC Rule 14b-1 Notice & Election.  Rule 14b-1 of the Securities Exchange Act requires Integrity Bank & Trust, as the registered holder of the Principal's securities, to disclose the Principal's names and amount of holdings to the issuer of any securities that requests such information, unless the Principal requests that this information not he disclosed.  Therefore, in order for the Agent to preserve the confidentiality of client information, the Principal, by execution of this Agency Agreement, hereby requests that his or her name and holdings not be disclosed to the issuer of any security held in this Custody Account, unless otherwise agreed in writing.

13.            Governing Law.  The provisions of this Agreement shall be governed by and construed under the laws of the State of Colorado.

14.            Principal's Taxpayer Identification Number Certification.  Under penalties of perjury, the Principal first named above hereby certifies that the Taxpayer I.D.  Number shown below is correct and that the Principal is not subject to backup withholding.

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The Principal and Agent have executed this Agreement on the date first above written.

PRINCIPAL

Integrity Capital Income Fund, Inc.

By:   /s/ Eric S. Davis
Eric S. Davis, President

Tax I.D. No.:  46-4285184

AGENT

Integrity Bank & Trust, Inc.

By: /s/ Randall Rush
Title: Chairman

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